Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to securities representing 271, 082, 823 Ordinary Shares, par value US$0.01 per share, of ASAT Holdings Limited, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on November 1, 2007.

CHASE ASIA INVESTMENT PARTNERS II (Y), LLC

By:	J.P. Morgan Asia Investment Partners, L.P. its Sole Member

By:	J.P. Morgan Asia Equity Partners, L.P. its General Partner

By:	JPMP Asia Equity Company a Managing Partner

November 1, 2007
Date
/s/ John C. Wilmot
Signature
John C. Wilmot, Managing Director
Name/Title

ASIA OPPORTUNITY FUND, L.P.

By:	Asia Opportunity Company its General Partner

November 1, 2007
Date
/s/ John C. Wilmot
Signature
John C. Wilmot, Managing Director
Name/Title

CAIP CO INVESTMENT PARALLEL FUND (I) C.V.

By:	Asia Opportunity Company its General Partner

November 1, 2007
Date
/s/ John C. Wilmot
Signature
John C. Wilmot, Managing Director
Name/Title

CAIP CO INVESTMENT PARALLEL FUND (II) C.V.

By:	Asia Opportunity Company its General Partner

November 1, 2007
Date
/s/ John C. Wilmot
Signature
John C. Wilmot, Managing Director
Name/Title